Exhibit 99.1

Immediate Release
Contact
Ken Lamb
248.754.0884

BORGWARNER ENTERS INTO AGREEMENT TO ACQUIRE REMY INTERNATIONAL

Combination enables new and innovative ways to approach engine and drivetrain efficiency

Auburn Hills, Michigan, July 13, 2015 – BorgWarner announced today that it has entered into a definitive agreement to acquire Remy International, Inc.(Remy), a global market leading producer of rotating electrical components. With key technologies and operations in ten countries on five different continents, Remy is strongly positioned to benefit from global growth. As of December 31, 2014 the company employed 6,600 people and, for the fiscal year, it generated sales of $1.2 billion.

“We look forward to welcoming Remy’s talented employees to BorgWarner. Their products and capabilities will strengthen BorgWarner’s position in the rapidly developing powertrain electrification trend,” said James Verrier, President and CEO of BorgWarner. “The acquisition will be another step in executing our plan, to profitably grow revenue to $15 billion by 2020.”

Financial Highlights and Transaction Terms

Under the terms of the agreement, BorgWarner will acquire each of the outstanding shares of Remy for $29.50 in cash, which implies an enterprise value of Remy of approximately $1.2 billion. BorgWarner has identified purchasing efficiencies, redundant public company expenses, other cost synergies and numerous opportunities to accelerate growth through the combined business. The transaction is expected to be accretive to earnings in the first year.

The completion of the transaction is subject to certain customary terms and conditions, including the approval of Remy’s stockholders and antitrust and other regulatory clearances in the United States and abroad. The transaction is expected to close in the fourth quarter of 2015.

BofA Merrill Lynch acted as financial advisor and Sidley Austin LLP provided legal advice to BorgWarner.

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Conference Call

At 9:00 a.m. ET today, a brief conference call concerning the transaction will be webcastat: http://www.borgwarner.com/en/Investors/default.aspx.

About BorgWarner

BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for powertrains around the world. Operating manufacturing and technical facilities in 58 locations in 19 countries, the company delivers innovative powertrain solutions to improve fuel economy, reduce emissions and enhance performance. For more information, please visit borgwarner.com.

About Remy International, Inc.

Founded by the Remy brothers in 1896, Remy International, Inc. (NASDAQ: REMY) is a leading global manufacturer, remanufacturer, and distributor of alternators, starter motors, and electric traction motors for the automotive and commercial vehicle industry, marketed under the Remy® and Delco Remy® brands. The company also provides multiline products through its subsidiaries. Headquartered in Pendleton, Indiana, with operations across five continents and ten countries, Remy is a trusted partner to original equipment manufacturers and aftermarket organizations worldwide, delivering creative solutions for today’s vehicle challenges.

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Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “initiative,” “intends,” “outlook,” “plans,” “potential,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include: the failure to complete or receive the anticipated benefits from BorgWarner’s acquisition of Remy, the possibility that the parties may be unable to successfully integrate Remy’s operations with those of BorgWarner, that such integration may be more difficult, time-consuming or costly than expected, revenues following the transaction may be lower than expected, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, or suppliers) may be greater than expected following the transaction; the retention of key employees at Remy may not be achieved, the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule, the failure to obtain Remy stockholder approval in a timely manner or otherwise, fluctuations in domestic or foreign vehicle production, the continued use by original equipment manufacturers of outside suppliers, fluctuations in demand for vehicles containing our products, changes in general economic conditions, as well as other risks noted reports that we file with the Securities and Exchange Commission, including the Risk Factors identified in our most recently filed Annual Report on Form 10-K. We do not undertake any obligation to update or announce publicly any updates to or revision to any of the forward-looking statements.